Exhibit 3.175

. "' -~:.;/):;·-.·:::~..:-~ ' ' :· ._':"'--....,~. ~ ·. ' -~ .. f/ ~ ~ THE COMPANIES ACT COMPANY LIMITED BY SHARES MEMORANDUM OF ASSOCIATION OF i /~ ~ c;: MARINE BLUE LIMITED name of the Company is "MARINE BLUE LIMITED". 2· The registered office of the Company will be situated in Gibraltar. 3. The objects for which the Company is established are:- (a) To carry on the business of an investment and trust company and to acquire, hold and dispose of any freehold, leasehold or other property for any estate or interest whatever and any rights, privileges or easements over or in respect of any property; and to acquire, build, hold sell and otherwise dispose of any buildings, offices, factories, warehouses, shops, flats, hotels, restaurants, bars, yachts and other floating craft, works and any real or personal property or rights whatsoever which may be conveniently used with or may enhance the value of any property of the Company and to develop, operate and maintain the same. (b) To invest, manage, deal, hold, use, develop, operate, maintain, sell, mortgage, pledge or otherwise dispose of real and personal property, money or any other property of the Company within and without Gibraltar and to carry out all or any of the objects of the Company and to do all or any of the things in any part of the world and either as principal, agent, contractor or trustee or otherwise and by or through trustees or agents or otherwise and either alone or in conjunction with others. (c} To acquire, hold and dispose of any stocks, shares, bonds, debentures, debenture stocks, mortgages, obligations and securities issued or guaranteed by any government, state, province or municipality or of any Company, association or undertaking in Gibraltar or elsewhere and to acquire hold and dispose of gold and silver bullion and commodities of all descriptions. (d) To acquire any such shares, stock, debentures, debenture stock, bonds, notes, obligations or securities by original subscription, contract, tender, purchase, exchange, underwriting, participation in syndicates or otherwise, and whether or not fully paid up, and to subscribe for the same subject to such terms and conditions (if any) as may be thought fit (e} To exercise and enforce all rights and powers conferred by or incident to the ownership of any such shares, stock, debentures, debenture stock, bonds, notes, obligations or other securities including without prejudice to the generality of the foregoing all such powers of vote or control as may be 1 conferred by virtue of the holding by the Company of some special proportion of the issued or nominal amount thereof and to provide managerial and other executive, supervisory and consultant services for or in relation to any company in which the Company is interested upon such terms as may be thought fit. . (f) To raise and borrow money by the issue of shares, stock, debentures, debenture stock, bonds, notes, obligations, or other securities and otherwise howsoever and to underwrite any such issue. (g) To invest the money so raised and borrowed in, and to hold, sell and deal with the stock, obligations, notes and securities of any such government, state company, corporation, municipal or local, or other body or authority. (h) To vary the investments of the Company. (i) To mortgage or charge all or any of the property and rights of the Company including its uncalled capital. U) To make advances upon, hold in trust, issue on commission, sell or dispose of any of the investments aforesaid, and to act as agent for any of the above or the like purpose. (k) To purchase or otherwise acquire, and to sell, exchange, surrender, lease, mortgage, charge, convert, turn to account, dispose of, and deal with property and rights of all kinds, and in particular, mortgages, debentures, produce, concessions, options, contracts, patents, annuities, licences, stocks, shares, bonds, policies, book debts, business concerns, and undertakings and claims, privileges, and choses in action of all kinds. (I) To subscribe for, conditionally or unconditionally to underwrite, issue on commission or otherwise, take, hold deal in, and convert stocks, shares, and securities of all kinds, and to enter into partnership, or into any arrangement for sharing profits, union of interest, reciprocal concession or co-operation with any person, partnership, or company and to promote, and aid in promoting constitute, form or organise any company, syndicate, or partnership of any kind for the purpose of acquiring and undertaking any property and liabilities of any Company, or for advancing, directly or indirectly, the objects thereof, or for any other purpose which the Company may think expedient. (m) To carry on all or any of the businesses of general merchants and traders, importers and exporters, commission agents, cash and credit traders, manufactures' agents and representatives, financial agents, advisers, managers and administrators, hire purchase and general financiers, brokers and agents manufactures, retailers, wholesalers, buyers, sellers distributors and shippers of, and dealers in all products, goods wares, merchandise and produce of every description; to participate in, undertake, perform and carry on all kinds of commercial, industrial, trading and financial operations and enterprises and to carry on all or any of the businesses of marketing and business or industrial consultants, advertising agents and contractors, insurance brokers and consultants, mortgage brokers, warehousemen, railway, shipping and forwarding agents, shippers, haulage and transport contractors, garage proprietors, operators, hirers and letters on hire of, and 2 dealers in motor and other vehicles, craft, plant, machinery, tools and equipment of all kinds. (n) To carry on any other trade or business whatever which can in the opinion of the Board of Directors be advantageously carried on in connection with or ancillary to any of the businesses of the Company. (o) To purchase or by any other means acquire and take options over any property whatever, and any rights or privileges of any kind over or in respect of any property. (p) To apply for, register, purchase, or by other means acquire and protect, prolong and renew, whether in Gibraltar or elsewhere any patents, patent rights, brevets d'invention, licences, secret processes, trade marks, designs, protections and concessions and to disclaim, alter, modify, use and turn to account and to manufacture under or grant licences or privileges in respect of the same, and to expend money in experimenting upon, testing and improving any patents, inventions or rights which the Company may acquire or propose to acquire. (q) To acquire or undertake the whole or any part of the business, goodwill, and assets of any person, firm or company carrying on or proposing to carry on any of the businesses which the Company is authorised to carry on and as part of the consideration for such acquisition to undertake all or any of the liabilities of such person, firm or company or to acquire an interest in, amalgamate with, or enter into partnership or into any arrangement for sharing profits, or for co-operation, or for mutual assistance with any such person, firm or company, and to give or accept, by way of consideration for any of the acts or things aforesaid or property acquired, any shares, debentures, debenture stock or securities that may be agreed upon, and to hold and retain, or sell, mortgage and deal with any shares, debentures, debenture stock or securities so received. (r) To improve, manage, construct, repair, develop, exchange, let on lease or otherwise, mortgage, charge, sell, dispose of, turn to account, grant licences, options, rights and privileges in respect of, or otherwise deal with all or any part of the property and rights of the Company. (s) To invest and deal with the moneys of the Company not immediately required in such manner as may from time to time be determined and to hold or otherwise deal with any investments made. (t) To lend and advance money or give credit on any terms and with or without security to any person, firm or company (including without prejudice to the generality of the foregoing any holding company, subsidiary of fellow subsidiary of, or any other company associated in any way with, the Company), to enter into guarantees, contracts of indemnity and suretyships of all kinds, to receive money on deposit or loan upon any terms, and to secure or guarantee in any manner and upon any terms the payment of any sum of money or the performance of any obligation by any person, firm or company (including without prejudice to the generality of the foregoing any such holding company, subsidiary, fellow subsidiary or associated company as aforesaid). 3

(u) To borrow and raise money in any manner and to secure the repayment of any 1:7oney borrowed, raised or owing or mortgage charge, standard security, lien or other security upon the whole or any part of the Company's property or assets (whether present or future) including its uncalled capital, and also by a similar mortgage, charge, standard security, lien or security to secure and guarantee the performance by the Company of any obligation or liability it may undertake or which may become binding on it. (v) To draw, make, accept, endorse, discount, negotiate, execute and issue cheques, bills or exchange, promissory notes, bills of lading, warrants, debentures, and other negotiable or transferable instruments. (w) To enter into any arrangements with any government or authority (supreme, municipal, local or otherwise) that may seem conducive to the attainment of the Company's objects or any of them, and to obtain from any such government or authority any charters, decrees, rights, privileges or concessions which the Company may think desirable and to carry out, exercise, and comply with any such charters, decrees, rights, privileges and concessions. (x) To control, manage, finance, subsidise, co-ordinate or otherwise assist any company or companies in which the Company has a direct or indirect financial interest, to provide secretarial, administrative, technical, commercial and other services and facilities of all kinds for any such company or companies and to make payments by way of subvention or otherwise and any other arrangements which may seem desirable with respect to any business or operations of or generally with respect to any such company or companies. (y) To promote any other company for the purpose of acquiring the whole or any part of the business or property or undertaking or any of the liabilities of the Company, or of undertaking any business or operations which may appear likely to assist or benefit the Company or to enhance the value of any property or business of the Company, and to place or guarantee the placing of, underwrite, subscribe for, or otherwise acquire all or any part of the shares or securities of any such company as aforesaid. (z) To sell or otherwise dispose of the whole or any part of the business or property of the Company, either together or in portions, for such consideration as the Company may think fit, and in particular for shares, debentures, or securities of any company purchasing the same. (aa) To act as agents or brokers and as trustees for any person, firm or company, and to undertake and perform sub-contracts. (bb) To remunerate any person, firm or company rendering services to the Company either by cash payment or by the allotment to him or them of shares or other securities of the Company credited as paid up in full or in part or otherwise as may be thought expedient. (cc) To pay all or any expenses incurred in connection with the promotion, formation and incorporation of the Company, or to contract with any person, firm or company to pay the same, and to pay commissions to brokers and 4 others for underwriting, placing, selling or guaranteeing the subscription of any shares or other securities of the Company. (dd) To support and subscribe to any charitable or public object and to support and subscribe to any institution, society or club which may be for the benefit of the Company or its directors or employees, or may be connected with any town or place where the Company carries on business; to give or award pensions, annuities, gratuities and superannuation or other allowances, or benefits or charitable aid and generally to provide advantages, facilities and services for any persons who are or have been directors of, or who are or have been employed by, or who are serving or have served the Company, or any company which is a subsidiary of the Company or the holding company of the Company or a fellow subsidiary of the Company or the predecessors in business of the Company or of any such subsidiary, holdings or fellow subsidiary company and to the wives, widows, children and other relatives and dependants of such persons, to make payment towards insurance, and to set up, establish, support and maintain . superannuation and other funds or schemes (whether contributory or non contributory) for the benefit of any such persons and of their wives, widows, children and other relatives and dependants, and to set up, establish, support and maintain profit sharing or share purchase schemes for the benefit of any of the employees of the Company or of any such subsidiary, holding or fellow subsidiary company and to lend money to any such employees or to trustees on their behalf to enable any such purchase schemes to be established or maintained. (ee) To establish, maintain and operate shipping, air transport, and road transport service (public or private) and all ancillary services and, for these purposes or as independent undertakings, to purchase, take in exchange, charter, hire, build, construct or otherwise acquire, and to own work, manage, and trade with steam, sailing motor and other ships, trawlers, drifters, tugs, and vessels, aircraft and motor and other vehicles with all necessary and convenient equipment, engines, tackle, gear, furniture, and stores, or any shares or interests in ships, vessels, aircraft, motor and other vehicles, including shares, stocks, or securities of companies possessed of or interested in any ships, aircraft or vehicles, and to maintain, repair, fit out, refit, improve, insure, alter, sell, exchange, or let out on hire or hire purchase, or charter or otherwise deal with and dispose of any of the ships, vessels, aircraft, and vehicles, shares, stocks, and securities or any of the engines, tackle, gear, furniture, equipment and stores of the Company. (ff) To undertake and carry on all or any of the trades and businesses of shippers, ship owners, ship brokers, shipping agents and insurance brokers, underwriters, ship managers, tug owners, loading brokers, freight contractors, carriers by land, air and water, transport, haulage and general contractors, barge owners, lightermen, railway and forwarding agents, dock owners, engineers, ice merchants, refrigerator store keepers, ship's husbands, stevedores, warehousemen, wharfingers, salvers, ship repairers, manufacturers of and dealers in rope, tarpaulins, waterproofs, machinery, engines, nautical instruments, and ship's rigging, gear, fittings and equipment of every description, importers and exporters of the dealers in goods, provisions, live and dead stock, commodities, articles, chattels, merchandise and property of every kind, general traders and merchants, and generally to carry on the said business in all their branches, and to carry 5 on the said businesses either as principals or agents or on commission or otherwise. (gg) To carry on the business of drapers and furnishing and general warehousemen in all its branches. (hh) To carry on all or any of the businesses of furriers, silk mercers, silk weavers, cotton spinners, cloth manufacturers, haberdashers, hosiers, manufacturers, importers, and wholesale and retail dealers of and in textile fabrics of all kinds, milliners, dressmakers, tailors, hatters, clothiers, outfitters, glovers, lace manufacturers, feather dressers, boot and shoe makers, manufacturers and importers, and wholesale and retail dealers of and in leather goods, household furniture, ironmongery, turnery and other household fittings and utensils, ornaments, stationery, and fancy goods, dealers in provisions, drugs, chemicals and other articles and commodities of personal and household use and consumption, and generally of and in all manufactured goods, materials, provisions and produce. (ii) To carry on all or any of the businesses of undertakers, coach and carriage builders, saddlers, house decorators, sanitary engineers, electrical engineers, and contractors in all their branches, gasfitters, land estate and house agents, builders, contractors, auctioneers, cabinet makers, upholsterers, furniture removers, owners of depositories, warehousemen, carriers, storekeepers, warehouse keepers, manufacturers of, and dealers in hardware, jewellery, plated goods, perfumery, soap and articles required for ornament, recreation or amusements, gold and silversmiths, booksellers, dealers in musical instruments, manufacturers of and dealers in bicycles, tricycles, and motor carriages, and also refreshment contractors, restaurant keepers, hotel, boarding and lodginghouse keepers, letters of furnished or unfurnished houses, flats or apartments, with or without servants or other accessories or conveniences, licensed victuallers, wine and spirit merchants, tobacconists, and dealers in mineral, aerated, and other waters,· liquers, farmers, dairymen, market gardeners, nurserymen and florists. GD To buy, sell, manufacture, repair, alter and exchange, let on hire, export, and deal in all kinds of articles and things which may be required for the purposes of any of the said businesses, or commonly supplied or dealt in by persons engaged in any such businesses, or which may be capable of being profitably dealt with in connection with any of the said businesses. (kk) To carry on business as bankers, capitalists, financiers, concessionaires, and merchants, and to undertake, and carry on, and execute all kinds of financial, commercial, trading and other business which may seem to be capable of being conveniently carried on in connection with any of these objects, or calculated directly or indirectly, to enhance the value of, or facilitate the realisation of, or render profitable, any of the property or rights of the Company. (II) To advance, deposit or lend money, securities, and property, to or with such persons and on such terms as may seem expedient, to discount, buy, sell, and deal in bills, notes, warrants, coupons, and other negotiable or transferable securities or documents. 6

(mm) To guarantee or become liable for the payment of money or for the performance of any obligations, and generally to transact all kinds of guarantee business, also to transact all kinds of trust and agency business. (nn) To carry on the business of consultants, advisers and managers in finance and investment. (oo) To carry on business of advisers on problems relating to the administration and organisation of industry and business and the training of personnel for industry and business and to carry on all or any of the businesses of industrial business and personnel consultants and to advise upon the means and methods for extending developing and improving all types of businesses or industries and all systems or processes relating to the production, storage, distribution, marketing and sale of goods and/or relating to the rendering of services. (pp) To engage in research into all problems relating to personnel and industrial and business management and distribution, marketing and selling, to collect, prepare and distribute information and statistics relating to any type of business or industry and to promote or propose such methods procedures and measures as may be considered desirable or beneficial for all or any of the Company's objects. (qq) To act as agents or managers in carrying on any business concerns and undertakings and to employ experts to investigate and examine into the condition, management, prospects, value and circumstances of any business, concerns and undertakings and generally of any assets, property rights of any kind. (rr) To carry on business as business consultants, to purchase, lease, and hire computers, market research consultants, accountancy business transfer agents, valuers and estate agents, and to act as intermediaries in the introduction of sellers, purchasers, partners and employees. (ss) To carry on business as suppliers of trained sales staff for temporary or permanent employment, and to establish and maintain an employment agency. (tt) To undertake or direct the management of the business, property, buildings, lands and estates (of any tenure or kind) or any persons, whether members of the Company or not, in the capacity of stewards or receivers or otherwise. (uu) To fit up and furnish any property for the purpose of letting the same to visitors or guests whether in single rooms, suites, chalets, caravans, movable structures, cottages or otherwise. (w) To carry on the business of travel agents, tourist agents and contractors, cable and telegraph companies' agents, bankers, banking, insurance, forwarding and general agents, aircraft and ship owners and charterers, agents for operators of air, sea, land or inland waterway carriage undertakings, road transport owners and hirers, hotel, apartment and lodging-house keepers, caterers and storekeepers, teachers of languages, promoters and managers of clubs and societies (travelling, social, educational or otherwise), publishers of books, periodicals and newspaper 7 sellers, foreign correspondents an advertising agents, and generally to facilitate travelling, and to provide for tourists and travellers or promote the provision of facilities of every description, and in particular by means of the booking of travel tickets and accommodation and hotel and lodging accommodation, providing guides, safe deposits, inquiry bureaux and baggage transport, and arranging and operating tours. (ww) To carry on the business of hotel, restaurant, cafe, roadhouse, motel, holiday camp, caravan site and apartment-house keepers. (xx) To carry on the business of banking in all its branches, and to transact and do all matters and things incidental thereto, or which may be usual in connection with the business of banking or dealing in money or securities for money. (yy) To advance and lend money on real, personal and mixed securities, on cash, credit, or other accounts, on policies, bonds, debentures, bills of exchange, promissory notes, letters of credit, or other obligations, or on the deposit of title deeds, wares and merchandise bills of sale and lading, delivery orders, warehousemen and wharfingers' certificates, notes dock warrants, or other mercantile indicia or tokens, bullion, stocks and shares and other choses in action. (zz) To carry on any other business (whether manufacturing or otherwise) which may seem to the Company capable of being conveniently carried on in connection with the above or calculated directly or indirectly to enhance the value of or render profitable any of the property or rights of the Company. (aaa) To apply for, purchase, or otherwise acquire, and protect and renew in any part of the world, any patents, patent rights, brevets d'invention, trade marks, designs, licences, concessions and the like, conferring any exclusive or non-exclusive or limited right to their use, or any secret or other information as to any invention which may seem capable of being used for any of the purposes of the Company, or the acquisition of which may seem calculated directly or indirectly to benefit the Company, and to use, exercise, develop, or grant licences in respect of, or otherwise turn to account the property, rights or information so acquired, and to expend money in experimenting upon, testing or improving any such patents, inventions or rights. (bbb) To acquire and undertake the whole or any part of the business, property, and liabilities of any person or company carrying on or proposing to carry on any business which the Company is authorised to carry on, or possessed of property suitable for the purposes of the Company, or which can be carried on in conjunction therewith or which is capable of being conducted so as directly or indirectly to benefit the Company. (ccc) To amalgamate, enter into partnership or into any arrangement for sharing profits, union of interests, co- operation, joint adventure or reciprocal concession, or for limiting competition with any person or company carrying on or engaged in, or about to carry on or engage in, any business or transaction which the Company is authorised to carry on or engage in, or which can be carried on in conjunction therewith or which is capable of being conducted so as directly or indirectly to benefit the Company. 8

(ddd) To enter into any arrangements with any governments or authorities, supreme, municipal, local or otherwise, or any person or company that may seem conducive to the objects of the Company, or any of them, and to obtain from any such government, authority, person or company any rights, privileges, charters, contracts, licences and concessions which the Company may think it desirable to obtain and to carry out, exercise and comply therewith. (eee) To pay out of the funds of the Company all expenses which the Company may lawfully pay with respect to the formation and registration of the Company or the issue of its capital, including brokerage and commissions for obtaining application for or taking, placing or underwriting or procuring the underwriting of shares, debentures or other securities of the Company. (fff) To pay. for any rights or property acquired by the Company, and to remunerate any person or company whether by cash payment or by the allotment of shares, debentures or other securities of the Company credited as paid up in full or in part or otherwise. (ggg) To establish and maintain or procure the establishment and maintenance of any contributory or non-contributory pension or superannuation funds for the benefit of, and give or procure the giving of donations, gratuities, pensions, allowances or emoluments to any persons who are or were at any time in the employment or service of the Company, or of any company which is a subsidiary of the Company or is allied to or associated with the Company or with any such subsidiary company, or who are or were at any time directors or officers of the Company or of any such other company as aforesaid, and the wives, widows, families and dependants of any such persons, and also establish and subsidise and subscribe to any institutions, associations, clubs or funds calculated to be for the benefit of or to advance the interests and well-being of the Company or of any such other company as aforesaid, and make payment to or towards the insurance of any such person as aforesaid and do any of the matters aforesaid, either alone or in conjunction with any such other company as aforesaid. (hhh) To procure the Company to be registered or recognised in any part of the world outside Gibraltar. (iii) To establish or promote or concur in establishing or promoting any company or companies for the purpose of acquiring all or any of the property, rights and liabilities of the Company or for any other purpose which may seem directly or indirectly calculated to benefit the Company and to place or guarantee the placing of, underwrite, subscribe for or otherwise acquire all or any part of the shares, debentures or 0th.er securities of any such other company. (jjj) To sell, lease, mortgage or otherwise dispose of the property, assets or undertaking of the Company or any part thereof for such consideration as the Company may think fit, and in particular for shares, stock, debentures, or other securities of any other company whether or not having objects altogether or in part similar to those of the Company. (kkk) To distribute among the members in specie any property of the Company, or any proceeds of sale or disposal of any property of the Company, but so 9 that no distribution amounting to a reduction of capital be made except with the sanction (if any) for the time being required by law. (Ill) To act as agents or brokers and as trustees for any person or company and to undertake and perform sub- contracts and to do all or any of the above things in any part of the world, and either as principals, agents, trustees, contractors or otherwise, and either alone or jointly with others, and either by or through agents, sub-contractors, trustees or otherwise. (mmm) To do all such other things as may be deemed incidental or conducive to the attainment of the above objects or any of them. (nnn) To carry on any other business, whether of a similar nature or not, which may in the opinion of the directors be conveniently carried on by the Company. And it is hereby declared that:- (a) the word "Company" in this clause, except where used in reference to this Company, shall be deemed to include any partnership or other body of persons, whether corporate or unincorporate, and whether domiciled in Gibraltar or elsewhere; and (b) the objects specified in each of the paragraphs of this clause shall be regarded as independent objects, and accordingly shall in no wise be limited or restricted (except where otherwise expressed in such paragraphs) by reference to or inference from the terms of any other paragraph or the name of the Company, or the headings (if any), but may be carried out in as full and ample a manner and construed in as wide a sense as if each of the said paragraphs defined the objects of a separate and distinct company. 4. The liability of the members is limited. 5. Subject to the provisions of the Companies (Re-domiciliation) (Amendment) Regulations 1999 (as the same shall be in force or amended from time to time) and the Articles of Association, the Company shall have the power to register by way of re domiciliation as a body corporate limited by shares under the laws of any jurisdiction outside Gibraltar and to be deregistered in Gibraltar. 6. The share capital of the Company is £2,000 divided into 2,000 shares of £1 each. The shares in the original capital or any increased capital may be divided into several classes, and there may be attached thereto respectively any preferential, deferred or other special rights, privileges, conditions or restrictions as to dividend, capital, voting or otherwise. 10

We, the several persons whose names, addresses and descriptions are subscribed are desirous of being formed into a company in pursuance of this Memorandum and Articles of Association, and we respectively agree to take the number of shares in the capital of the Company set opposite our respective names. Names, addresses and description of subscribers Abacus Nominees (Gibraltar) Ltd 10/8 International Commercial Centre Casemates Square Gibraltar Limited Company Number shares taken by each subscriber Fifty Abacus Services (Gibraltar) Ltd Fifty 10/8 International Commercial Centre Casemates Square Gibraltar Limited Company of Februa 2008 . Ivan P Perez~ r nd on behalf of M;chaal ahta~ o, behalf of ABACUS NOMINE S (GIBRALTAR) LIMITED ABACUS VICE 'GIBRALTAR) LIMITED Witness to the above signatures:- Jackie Quigley 10/8 International Commercial Centre, Casemates Square, Gibraltar 11

,::-::-">. -. -·._:-:--- •a:•·-;n~~--·-~,~---- c:::. le - -;'·• .. ·"·, ·' '<" _->::;, :- ·- <;.-' THE COMPANIES ACT .. COMPANY LIMITED BY SHARES ARTICLES OF ASSOCIATION OF MARINE BLUE LIMITED ("the Company") 1. In these Articles if not inconsistent with the subject or content words and expressions defined in the Act shall have the meanings so defined and the following words shall have the foll_owing meanings: · "These Articles" shall mean the present Articles of Association and all supplementary amended or substituted Articles for the time being in force; "The Company" or 'this Company" means the above named company; "Director" means any person acting as a director of the Company and includes any person duly appointed as an alternate director; "Directors" means the directors for the time being of the Company; "Dividend" includes bonus; "The Act" means the Companies Act (Ord 1930 No 7) and includes every other Act incorporated therewith or substituted therefor; "The Register" means the Register of Members to be kept pursuant to the Act; "Registered Office" means the registered office of the Company for the time being; "Seal" means the common seal of the Company; "Secretary" means any person appointed to perform the duties of a secretary of the Company; "Shareholders" or "Members" means the duly registered holders from time to time of the shares in the capital of the Company; and "Shares" means the shares from time to time in the capital of the Company. Words importing the singular number only include the plural number and vice versa and words importing the masculine gender only shall include the feminine. · Words importing persons shall include corporations. 12

Exp:essio_ns referring to writing shall unless the contrary intention appears be construed as including references to printing lithography photography and other modes of representing or reproducing words in a visible form. Subject as aforesaid any word or expression used in the Act and the Interpretation and General Clauses Act shall if not inconsistent with the subject or context bear the same meaning in these Articles. Headings are inserted for convenience only and shall not affect the construction of these Articles. EXCLUSION OF TABLE A 2. The regulations contained or incorporated in Table A in Schedule 1 to the Act shall not apply to the Company and are hereby wholly excluded. PRIVATE COMPANY 3. The Company is a private company within the meaning of Section 40 of the Act and accordingly: (a) the right to transfer and transmit Shares is restricted in the manner provided herein; (b) the number of Members of the Company (not including persons who are in the employment of the Company and persons who have been formerly in the employment of the Company who were while in such employment and have continued after the determination of such employment to be Members of the Company) is limited to fifty provided that where two or more persons hold one or more Shares jointly they shall for the purpose of this Article be treated as a single Member; (c) any invitation to the public to subscribe for any shares or debentures or debenture stock of the Company is prohibited; and (d) the Company does not keep and is prohibited from keeping the Register outside Gibraltar. SHARES 4. Subject to Article 3 above and to any direction to the contrary which may be given by the Company in general meeting the Directors are unconditionally authorised to allot create deal with or otherwise dispose of Shares on such terms and at such time or times as they think fit provided that no Shares shall be issued at a discount. 5. The Company may not issue Shares or share warrants to bearer. The names of all Members shall be entered in the Register. 6. Subject to the provisions (if any) in that behalf of the Memorandum of Association and without prejudice to any special rights previously conferred on the holders of existing Shares any Share may be issued with such preferred deferred or other special rights or such restrictions whether in regard to Dividend voting return of share capital or otherwise as the Company may from time to time by special resolution determine and any preference share may with the sanction of a special resolution be 13 issued on the terms that it is or at the option of the Company is liable to be redeemed. 7. If at any time the share capital is divided into different classes of Shares the rights attached to any class (unless otherwise provided by the terms of issue of the Shares of that class) may be varied with the consent in writing of the holders of three-fourths of the issued Shares of that class or with the sanction of an extraordinary resolution passed at a separate general meeting of the holders of the Shares of the class. To every such separate general meeting the provisions of these regulations relating to general meetings shall mutatis mutandis apply 8. Every person whose name is entered as a Member in the Register shall without payment be entitled to a certificate specifying the Share or Shares held by him provided that in respect of a Share or Shares held jointly by several persons the Company shall not be bound to issue more than one certificate and delivery of a certificate for a Share to one of several joint holders shall be sufficient delivery to all. 9. If a Share certificate is defaced lost or destroyed it may be renewed on payment of such fee as the Directors may reasonably decide (if any) and on such terms (if any) as to evidence and indemnity as the Directors think fit. LIEN 10. The Company shall have a lien on every Share for all moneys (whether presently payable or not) called or payable at a fixed time in respect of that Share and the Company shall also have a lien on all Shares standing registered in the name of any Member whether alone or jointly with other Members for all moneys presently payable by him or his estate to the Company but the Directors may at any time declare any Share to be wholly or in part exempt from the provisions of this regulation. The Company's lien (if any) on a Share shall extend to all Dividends payable thereon. 11. The Company may sell in such manner as the Directors think fit any Shares on which the Company has a lien but no sale shall be made unless some sum in respect of which the lien exists is presently payable nor until the expiration of fourteen days after a notice in writing stating and demanding payment of such part of the amount in respect of which the lien exists as is presently payable has been given to the registered holder for the time being of the Share or the person entitled thereto by reason of his death or bankruptcy. 12. For giving effect to any such sale the Directors may authorize some person to transfer the Shares sold to the purchaser thereof. The purchaser shall be registered as the holder of the Shares comprised in any such transfer and he shall not be bound to see to the application of the purchase money nor shall his title to the Shares be affected by any irregularity or invalidity in the proceedings in reference to the sale. 13. The proceeds of the sale shall be received by the Company and applied in payment of such part of the amount in respect of which the lien exists as is presently payable and the residue shall (subject to a like lien for sums not presently payable as existed upon the Shares prior to the sale) be paid to the person entitled to the Shares at the date of the sale. 14

CALLS ON SHARES 14. The Directors_ may fro':1 time to time make calls upon the Members in respect of any moneys unpaid on their Shares and each Member shall (subject to receiving at least fourteen days' notice specifying the time or times of payment) pay to the Company at the time or times so specified the amount called on his Shares. 15. The joint holders of a Share shall be jointly and severally liable to pay all calls in respect thereof. 16. If a sum called in respect of a Share is not paid before or on the day appointed for payment thereof the person from whom the sum is due shall pay interest upon the sum at the rate of five per cent per annum from the day appointed for the payment thereof to the time of the actual payment but the Directors shall be at liberty to waive payment of that interest wholly or in part. 17. The provisions of these regulations as to the liability of joint holders and as to payment of interest shall apply in the case of non-payment of any sum which by the terms of issue of a Share becomes payable at a fixed time whether on account of the amount of the Share or by way of premium as if the same had become payable by virtue of a call duly made and notified. 18. The Directors may make arrangements on the issue of Shares for difference between the holders in the amount of calls to be paid and in times of payment. 19. The Directors may if they think fit receive from any Member willing to advance the same all or any part of the moneys uncalled and unpaid upon any Shares held by him and upon all or any of the moneys so advanced may (until the same would but for such advance become presently payable) pay interest at such rate (not exceeding without the sanction of the Company in general meeting six per cent) as may be agreed upon between the Member paying the sum in advance and the Directors. TRANSFER AND TRANSMISSION OF SHARES 20. The instrument of transfer of any Share shall be executed by or on behalf of the transferor and transferee and the transferor shall be deemed to remain a holder of the Share until the name of the transferee is entered in the Register in respect thereof. 21. Shares shall be transferred in any usual or common form which the Directors shall approve. 22. No Share may be transferred to any person or company without the approval of the Directors. The Directors may in their absolute discretion and without assigning any reason therefor decline to register any transfer of any Share whether or not it is a fully paid share. 23. The legal personal representatives of a deceased sole holder of a Share shall be the only persons recognised by the Company as having any title to the Share. In the case of a Share registered in the names of two or more holders the survivors or survivor or the legal personal representatives of the deceased survivor shall be the only persons recognised by the Company as having any title to the Share. 24. Any person becoming entitled to a Share in consequence of the death or bankruptcy of a Member shall upon such evidence being produced as may from time to time be 15 properly required by the Directors have the right either to be registered as a Member in respect of the Share or instead of being registered himself to make such transfer of the Share as the deceased or bankrupt person could have made but the Directors shall in either case have the same right to decline ·or suspend registration as they would have had in the case of a transfer of the Share by the deceased or bankrupt person before the death or bankruptcy. · 25. A person becoming entitled to a Share by reason of the death or bankruptcy of the holder shall be entitled to the same Dividends and other advantages to which he would be entitled if he were the registered holder of the Share except that he shall not before being registered as a Member in respect of the Share be entitled in respect of it to exercise any right conferred by membership in relation to meetings of the Company. FORFEITURE OF SHARES 26. If a Member fails to pay any call or instalment of a call on the day appointed for payment thereof the Directors may at any time thereafter during such time as any part of such call or instalment remains unpaid serve a notice on him requiring payment of so much of the call or instalment as is unpaid together with any interest which may have accrued. 27. The notice shall name a further day (not earlier than the expiration of fourteen days from the date of the notice) on or before which the payment required by the notice is to be made and shall state that in the event of non-payment at or before the time appointed the Shares in respect of which the call was made will be liable to be forfeited. 28. If the requirements of any such notice as aforesaid are not complied with any Share in respect of which the notice has been given may at any time thereafter before the payment required by the notice has been made be forfeited by a resolution of the Directors to that effect. 29. A forfeited Share may be sold or otherwise disposed of on such terms and in such manner as the Directors think fit and at any time before a sale or disposition the forfeiture may be cancelled on such terms as the Directors think fit. 30. A person whose Shares have been forfeited shall cease to be a Member in respect of the forfeited Shares but shall notwithstanding remain liable to pay to the Company all moneys which at the date of forfeiture were presently payable by him to the Company in respect of the Shares but his liability shall cease if and when the Company receives payment in full of the nominal amount of the Shares. 31. A statutory declaration in writing that the declarant is a Director of the Company and that a Share in the Company has been duly forfeited on a date stated in the declaration shall be conclusive evidence of the facts therein stated as against all persons claiming to be entitled to the Share. The Company may receive the consideration (if any) given for the Share on any sale or disposition thereof and may execute a transfer of the Share in favour of the person to whom the Share is sold or disposed of and he shall thereupon be registered as the holder of the Share and shall not be bound to see to the application of the purchase money (if any) nor shall his title to the Share be affected by any irregularity or invalidity in the proceedings in reference to the forfeiture sale or disposal of the Share. 32. The provisions of these regulations as to forfeiture shall apply in the case of non payment of any sum which by the terms of issue of a Share becomes payable at a 16 fixed time whether on account of the amount of the Share or by way of premium as if the same had been payable by virtue of a call duly made and notified. CONVERSION OF SHARES INTO STOCK 33. The Company may by ordinary resolution convert any paid up Shares into stock and reconvert any stock into paid-up Shares of any denomination. 34. The holders of stock may transfer the same or part thereof in the same manner and subject to the same regulations as and subject to which the Shares from which the stock arose might previously to conversion have been transferred or as near thereto as circumstances admit but the Directors may from time to time fix the minimum amount of stock transferable and restrict or forbid the transfer of fractions of that minimum but the minimum shall not exceed the nominal amount of the Shares from which the stock arose. 35. The holders of stock shall according to the amount of the stock held by them have the same rights privileges and advantages as regards Dividends voting at meetings of the Company and other matters as if they held Shares from which the stock arose but no such privilege or advantage (except participation in the Dividends and profits of the Company) shall be conferred by any such aliquot part of stock as would not if existing in Shares have conferred that privilege or advantage. 36. Such of the regulations of the Company as are applicable to paid-up Shares shall apply to stock and the words "share" and "shareholder" therein shall include "stock" and "stockholder." ALTERATION OF CAPITAL 37. The Company may from time to time by ordinary resolution increase the share capital by such sum to be divided into Shares of such amount as the resolution shall prescribe. 38. Subject to any direction to the contrary that may be given by the Company in general meeting all new Shares shall before issue be offered to such persons as at the date of the offer are entitled to receive notices from the Company of general meetings in proportion as nearly as the circumstances admit to the amount of the existing Shares to which they are entitled. The offer shall be made by notice specifying the number of Shares offered and limiting a time within which the offer if not accepted will be deemed to be declined and after the expiration of that time or on the receipt of an intimation from the person to whom the offer is made that he declines to accept the Shares offered the Directors may dispose of those Shares in such manner as they think most beneficial to the Company. The Directors may likewise so dispose of any new Shares which (by reason of the ratio which the new Shares bear to Shares held by persons entitled to an offer of new Shares) cannot in the opinion of the Directors be conveniently offered under this Article. 39. The new Shares shall be subject to the same provisions with reference to the payment of calls lien transfer transmission forfeiture and otherwise as the Shares in the original share capital. 40. The Company may by ordinary resolution: (a) consolidate and divide all or any of its share capital into Shares of larger amount than its existing Shares; 17

(b) sub-divide its existing Shares or any of them into Shares of smaller amount than is fixed by the Memorandum of Association subject nevertheless to the provisions of section 98(1)(d) of the Act; and (c) cancel any Shares which at the date of the passing of the resolution have not been taken or agreed to be taken by any person. 41. The Company may by special resolution reduce its share capital and any capital redemption reserve fund in any manner and with and subject to any incident authorised and consent required by law. GENERAL MEETINGS 42. An annual general meeting of the Company shall be held once in every calendar year at such time and place as the Directors shall appoint. In default of the annual general meeting being held during the period specified an annual general meeting may be convened to be held at any time during the succeeding three months and may be convened by two Members or the sole Member if there is only one Member of the Company in the same manner as nearly as possible as that in which the annual general meeting is to be convened by the Directors. 43. All general meetings other than annual general meetings shall be called extraordinary general meetings. General meetings may be held in Gibraltar or elsewhere in the world. 44. The Directors may whenever they think fit convene an extraordinary general meeting and such meetings shall also be convened by such requisitionists as provided by Section 159 of the Act. If at any time there are not within Gibraltar sufficient Directors capable of acting to form a quorum any Director or any two Members of the Company or the sole Member if there is only one Member of the Company may convene an extraordinary general meeting in the same manner as nearly as that in which meetings may be convened by the Directors. NOTICE OF GENERAL MEETINGS 45. Subject to the provisions of Section 163 (2) of the Act relating to special resolutions seven days' notice at least (exclusive of the day on which notice is served or deemed to be served but inclusive of the day on which notice is given) specifying the place the day and the hour of the meeting and in the case of special business the general nature of such business shall be given in the manner provided by these Articles or in such other manner (if any) as may be prescribed by the Directors to such persons as are under the Regulations of the Company entitled to receive such notices from the Company but with the consent of all the Members entitled to receive notice of such particular meeting that meeting may be convened by such shorter notice and in such manner as those Members may think fit. 46. The accidental omission to give notice of a meeting to or the non-receipt of notice of a meeting by any Member shall not invalidate the proceedings at any meeting. 18

PROCEEDINGS AT GENERAL MEETINGS 4 7. All business shall be deemed special that is transacted at an extraordinary meeting and all that is transacted at an ordinary meeting with the exception of sanctioning a Dividend the consideration of the accounts balance sheets and the ordinary report of the Directors and auditors the election of Directors and other officers in the place of those retiring by rotation and the fixing of the remuneration of the auditors. 48. No business shall be transacted at any general meeting unless a quorum of Members is present at the time when the meeting proceeds to business. Save as herein otherwise provided two Members present in person or by proxy shall be a quorum unless there shall at any time be one Member in which event such Member alone shall have the authority to transact the business of a general meeting and shall do so by written resolution under his hand. 49. If within half an hour from the time appointed for the meeting a quorum is not present the meeting if convened upon the requisition of Members shall be dissolved in any other case it shall stand adjourned to the same day in the next week at the same time and place and if at the adjourned meeting a quorum is not present within half an hour for the time appointed for the meeting the Members present shall be a quorum. 50. The chairman (if any) of the board of Directors shall preside as c.hairman at every general meeting of the Company. 51. If there is no such chairman or if at any meeting he is not present within fifteen minutes after the time appointed for holding the meeting or is unwilling to act as chairman the Members present shall choose one of their number to be chairman. 52. The chairman may with the consent of any meeting at which a quorum is present (and shall if so directed by the meeting) adjourn the meeting from time to time and from place to place but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place. When a meeting is adjourned for ten days or more notice of the adjourned meeting shall be given as in the case of an original meeting. Save as aforesaid it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting. 53. At any general meeting a resolution put to the vote of the meeting shall be decided on a show of hands unless a poll is (before or on the declaration of the result of a show of hands) demanded by one Member present in person or by proxy and entitled to vote and unless a poll is so demanded a declaration by the chairman of the meeting that a resolution has on a show of hands been carried or carried unanimously or by a particular majority or not carried by a particular majority and an entry to that effect in the minute book of the Company shall be conclusive evidence of the fact without proof of the number or proportion of votes recorded in favour of or against such resolution. 54. If a poll is duly demanded it shall be taken in such manner as the chairman directs and the result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded. 55. On a show of hands every Member present in person or by proxy and entitled to vote shall have one vote for each Share of which he is the holder. In the case of an equality of votes whether on a show of hands or a poll the chairman of the meeting shall have a second or casting vote. 19

56. A poll demanded on the election of a chairman or on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken at such time as the chairman of the meeting directs. 57. A resolution in writing signed by or on behalf of each Member who would have been entitled to vote upon it if it had been proposed at a general meeting at which he was present shall be as effectual as if it had been passed at a general meeting duly convened and held and may consist of several instruments in like form each signed by or on behalf of one or more Members. 58. In the case of joint holders the vote of the senior who tenders a vote whether in person or by proxy shall be accepted to the exclusion of the votes of the other joint holders and for this purpose seniority shall be determined by the order in which the names stand in the Register. 59. If a Member is suffering from mental disorder a person authorized in that behalf under section 47 of the Mental Health Act or a receiver appointed under section 49 of that Act may vote on behalf of the Member either on a show of hands or on a poll. 60. No Member shall be entitled to vote at any general meeting unless all calls in respect of Shares in the Company have been paid. 61. On a poll votes may be given either personally or by proxy. 62. The instrument appointing a proxy shall be in writing under the hand of the appointer or of his attorney duly authorized in writing or if the appointer is a corporation either under seal or under the hand of an officer or attorney duly authorised. A proxy need not be a Member of the Company. 63. The instrument appointing a proxy and the power of attorney or other authority (if any) under which it is signed or a notarially certified copy of that power or authority shall be deposited at the registered office of the Company not less than forty-eight hours before the time for holding the meeting or adjourned meeting at which the person named in the instrument proposes to vote and in default the instrument of proxy shall not be treated as valid. 64. An instrument appointing a proxy may be any form which the Directors shall approve. 65. The instrument appointing a proxy shall be deemed to confer authority to demand or join in demanding a poll. 66. Any corporation which is a Member of the Company may by resolution of its Directors or other governing body authorize such person as it thinks fits to act as its representative at any meeting of the Company or of any class of Members of the Company and the person so authorized shall be entitled to exercise the same powers on behalf of the corporation which he represents as that corporation could exercise if it were an individual Member of the Company. 20

DIRECTORS 67. A Director shall not be required to hold any qualifying Shares. 68. The name(s) of the first Director(s) shall be determined in writing by the majority of the subscribers to the Memorandum of Association. Unless otherwise determined by ordinary resolution the number of Directors shall not be subjected to any maximum and the minimum number of Directors shall be one. 69. The remuneration of the Directors shall from time to time be determined by the Company in general meeting if applicable. 70. Any casual vacancy occurring in the board of Directors may be filled by the Directors appointing another person to fill the vacancy for such period as the vacancy exists. The Directors may also appoint additional directors. 71. The office of a director shall be vacated if the Director: (a) is adjudged bankrupt; or (b) is suffering from mental disorder; or (c) is absent from the meetings of Directors for six months without the leave of the other Directors or a majority of the other Directors; or (d) resigns by notice in writing left at or sent to the office of the Company; or ( e) becomes prohibited by law from acting as a director; or (f) is removed from office under the provisions of Article 100 below. 72. The Company may by ordinary resolution of which special notice has been given or by special resolution remove any Director from office notwithstanding any provisions of these Articles or of any agreement between the Company and such Director but without prejudice to any claim he may make for damages for breach of such agreement. The Company may by ordinary resolution appoint another person to be a Director in the place of a Director so removed from office. In default of such appointment the vacancy so arising may be filled by the Directors as a casual vacancy. 73. The business of the Company shall be managed by the Directors who may pay all expenses incurred in the formation and registration of the Company and may exercise all such powers of the Company as are not by the Act or by these Articles required to be exercised by the Company in general meeting subject nevertheless to any regulation of these Articles to the provisions of the Act and to such regulations being not inconsistent with the aforesaid regulations or provisions as may be prescribed by the Company in general meeting but no regulation made by the Company in general meeting shall invalidate any prior act of the Directors which would have been valid if such regulation had not been made. The general powers conferred upon the Directors by this Article shall not be deemed to be abridged or restricted by any special power conferred upon the Directors by any other Article. 21

PROCEEDINGS OF DIRECTORS 7 4. Meetings of the Directors may be held in Gibraltar or elsewhere in the world. The quorum necessary for the transaction of the business of the Directors may be fixed by the Directors and unless so fixed shall be two unless there shall be a sole Director of the Company in which event such sole Director shall have authority to exercise all powers and discretions invested in the Directors by these Articles and generally and shall do so by written resolution under his hand. 75. A resolution in writing signed by all the Directors entitled to receive notice of a meeting of the Directors or of a committee of Directors shall be as valid and effectual as if ii had been passed at a meeting of Directors or (as the case may be) a committee of Directors duly convened and held and may consist of several documents in the like form each signed by one or more Directors but a resolution signed by a Director who has been appointed an alternate director need not also be signed by his appointer and if it is signed by a Director who has appointed an alternate director it need not be signed by the alternate director in that capacity. 76. Any Director (including an alternate director) may participate in a meeting of the Directors or a committee of Directors of which he is a member by means of a conference telephone or similar communication equipment whereby all persons participating in the meeting can hear each other and participation in a meeting in this manner shall be deemed to constitute presence in person at such meeting. 77. The Directors may meet together for the despatch of business adjourn and otherwise regulate their meetings as they think fit. Questions arising at any meeting shall be decided by a majority of votes. In case of equality of votes the chairman shall have a second or casting vote. A Director may and the Secretary on the requisition of a Director shall at any time summon a meeting of the Directors. 78. The continuing Directors may act notwithstanding any vacancy in their body but if and so long as their number is reduced below the number fixed by or pursuant to the regulations of the Company as the necessary quorum of Directors the continuing Directors may act for the purpose of increasing the number of Directors to that number or of summoning a general meeting of the Company but for no other purpose. 79. The Directors may elect a chairman of their meetings and determine the period for which he is to hold office but if no such chairman is elected or if at any meeting the chairman is not present within five minutes after the time appointed for holding the same the Directors present may choose one of their number to be chairman of the meeting. 80. The Directors may delegate any of their powers to committees consisting of such member or members of their body as they think fit any committee so formed shall in the exercise of the powers so delegated conform to any regulations that may be imposed on it by the Directors. 81. A committee may elect a chairman of its meetings if no such chairman is elected or if at any meeting the chairman is not present within five minutes after the time appointed for holding the same the members present may choose one of their number to be chairman of the meeting. 22

82. A co~mittee may meet and adjourn as it thinks proper. Questions arising at any meeting shall be determined by a majority of votes of the members present and in case of an equality of votes the chairman shall have a second or casting vote. 83. All acts done by any meeting of the Directors or of a committee of Directors or by any person acting as a Director shall notwithstanding that it be afterwards discovered that there was some defect in the appointment of any such Director or person acting as aforesaid or that they or any of them were disqualified be as valid as if every such person had been duly appointed and was qualified to be a Director. 84. The Directors shall cause minutes to be made in books provided for the following purposes: (a) of all appointments of officers made by the Directors; (b) of the names of the Directors present at each meeting of the Directors and of any committee of the Directors; and (c) of all resolutions and proceedings at all meetings of the Company and of the Directors and of committees of Directors. ALTERNATE DIRECTORS 85. Any Director (other than an alternate director) may appoint any other Director or any other person approved by resolution of the Directors and willing to act to be an alternate director and may remove from office an alternate director so appointed by him. 86. An alternate director shall be entitled to receive notice of all meetings of Directors and of all meetings of committees of Directors of which his appointer is a member to attend and vote at any such meeting at which the Director appointing him is not personally present and generally to perform all the functions of his appointer as a Director in his absence but shall not be entitled to receive any remuneration from the Company for his services as an alternate director. 87. An alternate director shall cease to be an alternate director if his appointer ceases to be a Director but if a Director retires but is reappointed or deemed to have been reappointed at the meeting at which he retires any appointment made by him which was in force immediately prior to his retirement shall continue after his appointment. 88. Any appointment or removal of an alternate director shall be by notice to the Company signed by the Director making or revoking the appointment or in any other manner approved by the Directors. 89. Save as otherwise provided in these Articles an alternate director shall be deemed for all purposes to be a Director and shall alone be responsible for his own acts and defaults and he shall not be deemed to be the agent of the Director appointing him. POWERS OF DIRECTORS 90. The Directors may from time to time appoint one or more of their body to the office of managing director or manager for such term and at such remuneration (whether by way of salary or commission or participation in profits or partly in one way and partly in another) as they think fit but his appointment shall be subject to determination ipso facto if he ceases from any cause to be a Director or if the Company in general 23 meeting resolves that his tenure of the office of managing director or manager be d~termined. Subject to the provisions of the Act the shall be appointed by the Directors for such term at such remuneration and upon such conditions as they may think fit and any so appointed may be removed by them. 91. The Directors may by Power of Attorney appoint any person to be the attorney of the Company for such purposes and with such powers authorities and discretions and for such period and subject to such conditions as they think fit. The Power of Attorney may contain such provisions for the protection and convenience of persons dealing with the attorney as the Directors think fit and may authorise the attorney to sub delegate all or any of the powers authorities and discretions vested in him. 92. The Directors on behalf of the Company may pay a gratuity or pension or allowance on retirement to any Director or other officer or servant who has held any other salaried office or place of profit with the Company or to his widow or dependents and make contributions to any fund and pay premiums for the purchase or provision of any such gratuity pension or allowance. 93. Subject to notice given pursuant to Section 200 of the Act of the nature and extent of any interest held by him a Director shall be entitled to vote on any resolution concerning a matter in which he has directly or indirectly any interest or duty which is material and which conflicts with and may conflict with the interests of the Company. If he shall so vote his vote shall be counted and he shall be reckoned in estimating a quorum when any such contract or arrangement is under consideration. BORROWING POWERS 94. The Directors may exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking property and uncalled capital or any part thereof and to issue debentures debenture stock and other securities whether outright or as a security for any debt liability or obligations of the Company or of any third party. 95. The Directors may borrow or raise any such moneys as aforesaid upon or by the issue or sale of any bonds debentures debenture stock or securities and upon such terms as to time of repayment rate of interest price of issue or sale payment of premium or bonus upon redemption or repayment or otherwise as they may think proper including a right for the holders of bonds debentures debenture stock or securities to exchange the same for Shares in the Company or any class authorised to be issued. 96. Subject to the aforesaid the Directors may secure or provide for the payment of any moneys to be borrowed or raised by a mortgage of or charge upon all or any part of the undertaking or property of the Company both present and future and confer upon any mortgagees or persons in whom any debentures debenture stock or security is vested such rights and powers as they think necessary or expedient and they may vest any property of the Company in trustees for the purpose of securing any moneys so borrowed or raised and confer upon the trustees or any debenture holders such rights and powers as the Directors may think necessary or expedient in relation to the undertaking or property of the Company or the management or the realisation thereof or the making receiving or enforcing of calls upon the Members in respect of unpaid capital and otherwise and make and issue debentures to trustees for the purpose of further securities and any such trustee may be remunerated. 24

97. Th~ Directors may give security for the payment of moneys payable by the Company 1n hke manner as for the payment of money borrowed or raised but in such case the amount shall be reckoned as part of the money borrowed. 98. The Directors shall cause a proper register to be kept in accordance with the Act of all mortgages and charges specifically affecting the property of the Company and shall duly comply with the requirements of the Act in relation thereto and otherwise. APPOINTMENT AND RETIREMENT OF DIRECTORS 99. The Directors shall not be subject to retirement by rotation. 100. Any Member or Members holding a majority in nominal amount of the issued share capital which confers the right to attend and vote at general meetings may at any time appoint any person to be a Director whether as an additional director or to fill a vacancy and may remove from office any Director howsoever appointed. Any such appointment or removal shall be effected by notice in writing to the Company signed by the Member or Members making the same or in the case of a corporate Member signed by any director thereof or by any other governing body thereof. Any such appointment or removal shall take effect when the notice effecting the same is delivered to the registered office or to the Secretary of the Company or is produced at a meeting of the Directors. Any such removal shall be without prejudice to any claim which a Director may have under any contract between him and the Company. DIVIDENDS AND RESERVE 101. The Company in general meeting may declare Dividends but no Dividend shall exceed the amount recommended by the Directors. 102. The Directors may from time to time pay to the Members such interim Dividends as appear to the Directors to be justified by the profits of the Company. 103. No Dividend shall be paid otherwise than out of profits. 104. Subject to the rights of persons (if any) entitled to Shares with special rights as to Dividends all Dividends shall be declared and paid according to the amounts paid on the Shares but if and so long as nothing is paid up on any of the Shares in the Company Dividends may be declared and paid according to the amounts of the Shares. No amount paid on a Share in advance of calls shall while carrying interest be treated for the purpose of this Article as paid on the Share. 105. Any general meeting declaring a Dividend may direct payment of such Dividend wholly or partly by the distribution of specific assets and in particular of paid-up debentures or debenture stock of any other Company or in any one or more of such ways and the Directors shall give effect to such resolution and where any difficulty arises in regard to such distribution the Directors may settle the same as they think expedient and fix the valu,e for distribution of such specific assets or any part thereof and may determine that cash payments shall be made to any Members upon the footing of the value so fixed in order to adjust the rights of all parties and may vest any such specific assets in trustees as may seem expedient to the Directors. 106. Before recommending a Dividend the Directors may set aside out of the profits of the Company such sums as they think proper as a reserve or reserves which shall at the discretion of the Directors be applicable for meeting contingencies or for equalising Dividends or for any other purpose to which the profits of the Company may be 25 properly applied and pending such application may at the like discretion either be employed in the business of the Company or be invested in such investments (other than of the Company) as the Directors may from time to time think fit. 107. If several persons are registered as joint holders of any Share any one of them may give effectual receipts for any Dividend or other moneys payable on or in respect of the Share. 108. Any Dividends may be paid by cheque or warrant sent through the post to the registered address of the Member or person entitled thereto or in the case of joint holders to any one of such joint holders at his registered address or to such person and such address as the Member or person entitled or such joint holders as the case may be may direct. Every such cheque or warrant shall be made payable to the order of the person to whom it is sent or to the order of such person as the Member or person entitled or such joint holders as the case may be may direct. 109. No Dividend shall bear interest against the Company. ACCOUNTS AND AUDIT 110. The Directors shall cause to be kept proper books of accounts with respect to all sums of money received and expended by the Company and all bills and receipts and other matters in respect of which the receipt and expenditure takes place; and all the work and operations and purchases and sales of goods by the Company. 111 The books of account shall be kept at the registered office of the Company or at such other place as the Directors think fit and shall at all times be open to inspection by the Directors. 112 The Company may appoint an auditor. Subject to the provisions of Section 180 181 ..and-182 of-theActandofany other law affecting the appointment of auditors to companies with limited liability, such appointmenfandTfie d1..ffies-6flfie-auaitor shall be regulated in accordance with the Act. 113 The Directors shall in accordance with the Act cause to be made out in every year and to be laid before the Company in general meeting a balance sheet and profit and loss account and other reports as are necessary to be decided upon by the Directors and made up to a date not earlier than nine months before the date of the meeting. 114 The Directors shall from time to time determine whether and at what times and places and under what conditions or regulations the accounts and books of the Company or any of them shall be open to the inspection of Members not being Directors and no Member not being a Director shall have any right of inspecting any account or book or document of the Company except as conferred by statute or authorised by the Directors or by the Company in general meeting. 115 The Directors shall upon receipt of a request in writing from any Member send to such Member before the date of any general meeting a copy of every Balance Sheet (including every document required by law to be annexed thereto) which is to be laid before the Company at such meeting with a copy of the auditor's report but subject as aforesaid the Directors shall not be obliged to send a copy of any Balance Sheet and Report to the Members. 26

CAPITALISATION OF PROFITS 116. The Directors may with the authority of an ordinary resolution of the Company: (a) subject as hereinafter provided resolve to capitalise any part of the amount for the time being standing to the credit of any of the Company's reserve accounts or to the credit of the profit and loss account or otherwise available for distribution and not required for the payment or provision of fixed Dividends on any entitled to fixed preferential Dividends; (b) appropriate the sum resolved to be capitalised to the Members who would have been entitled to it if it were distributed by way of Dividend and in the same proportions on condition that the same be not paid in cash but be applied on their behalf either in or towards paying up the amounts if any for the time being unpaid on any Shares held by them respectively or in paying up in full unissued Shares or debentures of the Company of a nominal amount equal to that sum and allot the Shares or debentures credited as fully paid to those Members or as they may direct in those proportions or partly in one way and partly in the other and the Directors shall give effect to such resolution; but the Share premium account the capital redemption reserve and any profits which are not available for distribution may for the purposes of this Article only be applied in paying up unissued Shares to be allotted to Members credited as fully paid; (c) whenever such a resolution as aforesaid shall have been passed the Directors shall make all appropriations and applications of the undivided profits resolved to be capitalised thereby and all allotments and issues of fully paid Shares or debentures if any and generally shall do all acts and things required to give effect thereto with full power to the Directors to make such provision by the issue of fractional certificates or by payment in cash or otherwise as they determine in the case of Shares or debentures becoming distributable under this Article in fractions; and ( d) authorise any person to enter on behalf of all the Members concerned into an agreement with the Company providing for the allotment to them respectively credited as fully paid of any Shares or debentures to which they are entitled upon such capitalisation or as the case may require for the payment up by the Company on their behalf by the application thereto of their respective proportions resolved to be capitalised of the amounts remaining unpaid on their existing and any agreement made under such authority being binding on all such Members. WINDING UP 117. If the Company is wound up the liquidator may with the sanction of an extraordinary resolution of the Company and any other sanction required by the Act divide among the Members in specie the whole or any part of the assets of the Company and may for that purpose value any assets and determine how the division shall be carried out as between the Members or different classes of Members. The liquidator may with like sanction vest the whole or any part of the assets in trustees upon such trusts for the benefit of the Members as he with like sanction determines but no Member shall be compelled to accept any assets upon which there is a liability. 27

INDEMNITY 118. The Directors Secretary and other officers or servants for the time being of the Company acting in relation to any of the affairs of the Company or everyone of them shall be indemnified and secured harmless out of the assets and profits of the Company for and against all actions costs claims demands liabilities and· taxes charges losses damages and expenses and other consequences which they or any of them shall or may incur or sustain by reason of any contract entered into or any act done concurred in or omitted or committed in or about the execution of their duty or supposed duty in their respective office except such (if any) as they shall incur or sustain by or through their own wilful neglect or wilful default respectively and none of them shall be answerable for the acts receipts neglects or default of the other or others of them or for joining in any receipts for the sake of conformity or for any bankers or other persons with whom any moneys or effects belonging to the Company shall or may be lodged or deposited for the safe custody or for the defect of title of the Company to any property purchased or for any insufficiency or deficiency of or defect of title of the Company to any security upon which any moneys of or belonging to the Company shall be placed out or invested or for any loss misfortune or damage resulting from any such cause as aforesaid or direct or indirect consequences which may happen in the execution of their respective office or in relation thereto except the same shall happen by or through their own wilful neglect or wilful default respectively. SEAL 119. The Directors will provide for the safe custody of the Seal which shall be used only by the authority of the Directors or of a committee of the Directors authorised by the Directors on that behalf and every instrument to which the Seal shall be affixed shall be signed by a Director or by some other person appointed by the Directors for the purpose and shall be countersigned by the Secretary or by a second Director or by some other person appointed by the Directors for the purpose. 120. The Company may have for use in as many territories districts or places outside Gibraltar as the Directors shall resolve an official seal which shall be a facsimile of the Seal with the addition on its face of the name of every territory district or place where such seal is to be used. NOTICES 121. Any notice required by these Articles to be given by the Company may be given by any visible form on paper including telex facsimile and electronic mail and a notice communicated by such forms of immediate transmission shall be deemed to be given at the time it is transmitted to the person to whom it is addressed. A notice may also be given by the Company to any Member either personally or by sending it by post to him to his registered address or to the address (if any) supplied by him to the Company for the giving of notices to him. 122. Where a notice is sent by post service of the notice shall be deemed to be given by properly addressing prepaying and posting a letter containing the notice and to have been given in the case of a notice of a meeting at the expiration of forty-eight hours after the letter containing the same is posted and in any other case at the time at which the letter would be delivered in the ordinary course of post. 123. If a Member has no registered address in Gibraltar and has not supplied to the Company an address for the giving of notices to him a notice addressed to him and 28 advertised in a newspaper circulating in Gibraltar shall be deemed to be duly given to him at noon on the day on which the advertisement appears. 124. A notice may be given by the Company to the joint holders of a Share by giving the notice to the joint holder named first in the Register in respect of the Share. 125. A notice may be given by the Company to the persons entitled to a Share in consequence of the death or bankruptcy of a Member by sending it through the post addressed to them by name or by the title of representatives of the deceased or trustee of the bankrupt or by any like description at the address (if any) in Gibraltar supplied for the purpose by the persons claiming to be so entitled or (until such an address has been so supplied) by giving the notice in any manner in which the same might have been given if the death or bankruptcy had not occurred. 126. Notice of every general meeting shall be given in some manner hereinbefore authorized to every Member except those Members who have no registered address and have not supplied to the Company an address for the giving of notices to them and also to every person entitled to a Share in consequence of the death or bankruptcy of a Member who but for his death or bankruptcy would be entitled to receive notice of the meeting. No other persons shall be entitled to receive notices of general meetings. REDOMICILIATION 127. Subject to the prov1s1ons of these Articles of the Companies (Re-domiciliation) (Amendment) Regulations 1999 (as the same shall be amended from time to time) and of any other law in force from time to time pertaining to the re-domiciliatiqn or continuation of companies under foreign law the Company shall have the power to re domicile or continue as a company incorporated under the laws of another jurisdiction which may permit such re-domiciliation or continuation in such manner provided by those laws and may by special resolution amend its Memorandum and Articles of Association to be consistent therewith. 29

Names addresses and description of subscribers

ABACUS NOMINEES (GIBRALTAR) LIMITED
10/8 International Commercial Centre
Casemates Square
Gibraltar

Limited Company

ABACUS SERVICES (GIBRALTAR) LIMITED
10/8 International Commercial Centre
Casemates Square
Gibraltar

Limited Company

Dated this 4th day of February 2008 .

Ivan P Perez – *For and on behalf of*
ABACUS NOMINEES (GIBRALTAR) LIMITED

Michael Mahtani – *For and on behalf of*
ABACUS SERVICES (GIBRALTAR) LIMITED

Witness to the above signatures:-

Jackie Quigley
10/8 International Commercial Centre,
Casemates Square, Gibraltar

30